EXHIBIT 23

        Exhibit 23 - Consent of Independent Certified Public Accountants

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into World Fuel Services Corporation's previously filed Form S-8 Registration Statement File No. 333-23125.


/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP


Miami, Florida
  May 20, 1997.